SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 8, 2004


                                Albertson's, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

            1-6187                                       82-0184434
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          (Commission                                   (IRS Employer
           File Number)                                 Identification No.)


            250 Parkcenter Boulevard, P.O. Box 20, Boise, Idaho 83726
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           (Address of Principal Executive Offices)                (Zip Code)


                                 (208) 395-6200
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              (Registrant's telephone number, including area code)

Item 5. Other Events.

A Director of Albertson's, Inc., Teresa Beck, has adopted a pre-arranged stock trading plan to sell a portion of her company stock over time as part of her individual long-term strategy for asset diversification and liquidity. The stock trading plan was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934 and Albertsons policies regarding stock transactions.

Rule 10b5-1 allows corporate officers and directors to adopt written, pre-arranged stock trading plans when they do not have material, non-public information. Using these plans, insiders can gradually diversify their investment portfolios, can spread stock trades out over an extended period of time to reduce any market impact and can avoid concerns about whether they had material, non-public information when they sold their stock.

Under her Rule 10b5-1 plan, Ms. Beck may sell up to 43,000 shares over a period of approximately 12 months. If Ms. Beck completes all the planned sales of shares under her Rule 10b5-1 plan, she would beneficially own approximately 35,000 shares of Albertsons common stock.

The transactions under this plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission. The Form 4 filings will also be posted on Albertsons web site.
                                                                  ***

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             ALBERTSON'S, INC.



                                             By: /s/ John R. Sims
                                           -------------------------------------
                                         Name:  John R. Sims
                                         Title: Executive Vice President and
                                                   General Counsel


Dated: July 8, 2004